Exhibit 99.1

BAM! ENTERTAINMENT ANNOUNCES FISCAL FOURTH QUARTER RESULTS

COMPANY RECEIVES NOTICE FROM NASDAQ THAT IT FULLY COMPLIES WITH LISTING REQUIREMENTS

San Jose, Calif. – September 30, 2003 – BAM! Entertainment® (NASDAQ: BFUN), a developer and publisher of interactive entertainment software, today reported results for its fiscal fourth quarter ended June 30, 2003.

The company reported net revenues for the fiscal fourth quarter of $2.1 million, a decrease of 85% from net revenues of $14.0 million for the same quarter of the prior fiscal year. The operating loss for the quarter was $9.3 million and net loss for the quarter was $9.2 million, equivalent to 63 cents per share. In the same quarter of the prior year, the company sustained an operating loss of $5.1 million and a net loss of $5.2 million, equivalent to 35 cents per share. During the quarter ended June 30, 2003, the company did not release any new products. In the same quarter of the prior fiscal year the company released five new products.

“The results for the quarter reflect our continued efforts to narrow our product strategy, undertake cost cutting measures and stabilize our fixed expenses and cash outflow,” said Ray Musci, Chief Executive Officer of BAM! Entertainment. “Certainly this has been a very difficult and hard fought process. The restructuring we commenced in early November 2002 is substantively complete, which we believe has positioned our company as a leaner organization with a much clearer product focus, and with an eye towards a return to profitability during the holiday period upon the release of our key titles. Our restructuring and our recently completed inventory and receivable financing facility are solid steps in getting BAM! back on a growth track in a very dynamic market and increasingly competitive environment” said Musci.

Key titles currently slated for release during the remainder of calendar year 2003 include: Wallace & Gromit in Project Zoo, the first product scheduled for release under the company’s agreement with Oscar award-winning Aardman Animation Studios; the first release of Carmen Sandiego for next generation consoles; and an action-adventure game based on the popular Cartoon Network™ franchise The Powerpuff Girls™.

The company also announced today that it had received notice from Nasdaq that the company was now in compliance with all listing requirements of The Nasdaq SmallCap Market and that it’s securities are no longer subject to delisting.

About BAM! Entertainment, Inc.

Founded in 1999 and based in San Jose, California, BAM! Entertainment, Inc. is a developer, publisher and marketer of interactive entertainment software worldwide. The company develops, obtains, or licenses properties from a wide variety of sources, including global entertainment and media companies, and publishes software for video game systems, wireless devices, and personal computers. The company’s common stock is publicly traded on NASDAQ under the symbol BFUN. More information about BAM! and its products can be found at the company’s web site located at www.bam4fun.com.

Financial Contact:	BAM! Entertainment, Inc. Stephen Ambler Chief Financial Officer Tel.: (408) 298-7500 E-mail: sambler@bam4fun.com

This release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about BAM! Entertainment’s business, which are derived in part on assumptions of its management, and are not guarantees of BAM! Entertainment’s future performance, as such performance is difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such factors include, but are not limited to, those described in BAM! Entertainment’s Annual Report on Form 10-K for the year ended June 30, 2003, which is filed with the U.S. Securities and Exchange Commission. Readers of this release are referred to this filing. BAM! Entertainment does not intend to update any of these forward-looking statements after the date of this release.

BAM! Entertainment, BAM! and BAM!4 are trademarks of BAM! Entertainment, Inc. PlayStation is a registered trademark of Sony Computer Entertainment Inc. Nintendo GameCube is a trademark of Nintendo of America, Inc. Nintendo and Game Boy Advance are trademarks of Nintendo. Xbox is a trademark of Microsoft Corporation. All other trademarks are the property of their respective owners.

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BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended		Year ended
	June 30,		June 30,

	2003	2002	2003	2002

Net revenues	$2,097	$13,976	$35,708	$50,734
Costs and expenses:
Cost of revenues
Cost of goods sold	2,410	7,790	23,124	29,826
Royalties, software costs, and license costs	3,242	4,485	18,739	12,101
Project abandonment costs	2,955	601	9,600	693

Total cost of revenues	8,607	12,876	51,463	42,620
Research and development (exclusive of amortization of deferred stock compensation)	337	886	2,912	2,519
Sales and marketing (exclusive of amortization of deferred stock compensation)	1,022	3,317	9,220	11,473
General and administrative (exclusive of amortization of deferred stock compensation)	1,387	1,880	7,164	6,293
Amortization of deferred stock compensation*	80	150	418	1,223
Restructuring costs	(33)	—	426	—

Total costs and expenses	11,400	19,109	71,603	64,128

Loss from operations	(9,303)	(5,133)	(35,895)	(13,394)
Interest income	2	97	148	328
Interest expense	(21)	(110)	(597)	(2,569)
Other income (expense)	103	(30)	151	(38)

Net loss	$(9,219)	$(5,176)	$(36,193)	$(15,673)

Net loss per share:
Basic and diluted and diluted	$(0.63)	$(0.35)	$(2.47)	$(1.65)

Shares used in computation:
Basic and diluted	14,678	14,583	14,654	9,503

*Amortization of deferred stock compensation:
Research and development	$2	$(43)	$(25)	$126
Sales and marketing	2	(3)	(7)	70
General and administrative	76	196	450	1,027

	$80	$150	$418	$1,223

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)
(Unaudited)

	June 30,	June 30,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$1,068	$4,726
Short-term investments	—	8,185
Accounts receivable, net of allowance of $2,722 and $3,720 as of June 30, 2003 and 2002, respectively	539	10,183
Inventories	961	3,945
Prepaid royalties	1,067	1,007
Prepaid expenses and other	1,036	2,539

Total current assets	4,671	30,585
Capitalized software and licensed assets, net	4,138	15,478
Property and equipment, net	597	987
Long-term receivable, net of allowance of $1,627 and $1,080 as of June 30, 2003 and 2002, respectively	—	547
Other assets	54	1,870

Total assets	$9,460	$49,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$3,199	$4,755
Short-term borrowings	—	1,359
Royalties payable	1,242	528
Obligations under capital leases – short-term portion	27	—
Accrued compensation and related benefits	785	972
Accrued software costs	128	1,488
Accrued expenses – other	793	1,509

Total current liabilities	6,174	10,611
Obligations under capital leases – long-term portion	26	—
Stockholders’ equity:
Common stock $0.001 par value; shares authorized; 100,000,000; shares issued and outstanding:14,678,290 and 14,582,756 as of June 30, 2003 and 2002, respectively	15	15
Additional paid-in capital	62,986	62,988
Deferred stock compensation	(245)	(789)
Accumulated deficit	(59,811)	(23,618)
Accumulated other comprehensive income	315	260

Total stockholders’ equity	3,260	38,856

Total liabilities and stockholders’ equity	$9,460	$49,467

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
QUARTERLY FACT SHEET
(Dollars in thousands)
(Unaudited)

			Percentage
			of sales for
			the three months
	Three months ended		ended
	June 30,		June 30,
	2003	2002	2003

Geographic sales mix
North America	$2,502	$12,968	119.3%
International	(405)	1,008	(19.3)

Total net revenues	$2,097	$13,976	100.0%

Platform revenue mix
PlayStation 2	$828	$8,417	39.5%
GameCube	(133)	1,231	(6.3)
Xbox	78	—	3.7
Gameboy Advance	966	2,341	46.1
Gameboy Color	(7)	179	(0.3)
N64	(4)	13	(0.2)
Personal Computer	104	142	4.9
PlayStation 1	265	1,653	12.6

Total net revenues	$2,097	$13,976	100.0%